UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2008
VERAZ NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33391 (Commission File Number)	94-3409691 (I.R.S. Employer Identification No.)
926 Rock Avenue, Suite 20
San Jose, California 95131
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 750-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 15, 2008, the Compensation Committee of the Board of Directors of Veraz Networks, Inc. (the “Company”) approved cash bonus awards for fiscal 2007 for certain officers of the Company under the Veraz Networks, Inc. 2007 Corporate Bonus Plan (the “Bonus Plan”). The cash bonus awards approved for the “named executive officers” (as defined under applicable securities laws) under the Bonus Plan are as set forth in the table below:

2007 Cash Bonus
Named Executive Officer	Award
Douglas A. Sabella	$45,000.00
President and Chief Executive Officer
Albert J. Wood	$45,000.00
Chief Financial Officer
Amit Chawla	$45,000.00
Executive Vice President of Global Marketing
Israel Zohar	$35,000.00
Vice President of Global Operations
     In addition to his 2007 cash bonus award, the Company’s Compensation Committee granted a one-time cash bonus award to Mr. Sabella in the amount of $25,000.00.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Veraz Networks, Inc.
Dated: February 22, 2008	By:	/s/ Eric C. Schlezinger
Eric C. Schlezinger,
Assistant Secretary